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                      ARTICLES OF AMENDMENT

                              TO THE

                    ARTICLES OF INCORPORATION

                     CAPTION INDUSTRIES, INC.

          Pursuant to the provisions of the Utah Business
Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST:    The name of the corporation is: Caption
Industries, Inc.

          SECOND:   The following amendment to the Articles of
Incorporation was duly adopted by the shareholders of the
Corporation:

          Article I of the Articles of Incorporation is hereby Amended as follows:

               The name of the Corporation is Madonna
          Mining Co., Ltd.

          Article IV of the Articles of Incorporation is hereby amended as follows:

               The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of capital stock with par value of $0.00001 per share, each of which shall have equal voting rights.

          THIRD:    The foregoing Amendment to the Articles of
Incorporation was adopted by the shareholders of the corporation on the 18th day of January, 1984 in the manner prescribed by the laws of Utah.

          FOURTH:   The number of shares outstanding on said date
was 5,000,000 and the number of shares entitled to vote was 5,000,000.

          FIFTH:    The number of shares voted for said Amendment
was 3,940,000 and number of shares voted against such amendment.

          SIXTH:    No class of shares was entitled the vote
thereon as a class.

          SEVENTH: The manner in which any exchange reclassification or cancellation of issued and outstanding shares provided for here shall be effected as follows:

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          No change

                              /s/ Ted Saylor
                              President

                              /s/ Thomas M. Phillips
                              Secretary

STATE OF NEW YORK

COUNTY OF NEW YORK

          On the 18th day of January, 1984, personally appeared before me the above signed persons, known to me to the President and Secretary, respectively, of Caption Industries, Inc., and upon being duly sworn did state that the foregoing instrument was voluntarily signed by them for the purpose above stated.

                              /s/ Benjamin Gedal Sprecher
                              Notary Public, State of New York
                              No. 41-4690211
                              Qualified in Queens County
                              Commission Expires
                              March 30, 1985